FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2019
  LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market (Nasdaq Global Select Market)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of New Directors

On May 8, 2019, the Board of Directors of the Company, pursuant to applicable provisions of the Company’s Amended and Restated Bylaws, appointed Bethany J. Mayer and Leslie F. Varon as directors of the Company, effective as of May 9, 2019. Mss. Mayer and Varon will join the Audit Committee of the Board of Directors.

Ms. Mayer has served as an Executive Partner of Siris Capital Group LLC, a private equity firm, since January 2018. She was the Executive Vice President, Corporate Development and Technology of Sempra Energy, an energy services holding company, from November 2018 to January 2019. From September 2014 to December 2017, Ms. Mayer was the President and Chief Executive Officer of Ixia, a test, visibility, security solutions, network testing tools and virtual network security solutions provider for applications across physical and virtual networks that was ultimately acquired by Keysight Technologies in 2017. From May 2011 to May 2014, Ms. Mayer served as Senior Vice President and General Manager of Hewlett-Packard Company’s (“HP”) Networking business unit and the Network Function Virtualization business unit. From 2010 until 2011, she served as Vice President, Worldwide Marketing and Alliances of HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Inc., a hardware, software, and services provider for cybersecurity and network management; Cisco Systems, Inc., an internet technology company; and Apple Computer, Inc., a technology company.

She has served as a member of the boards of directors of: Marvell Technology Group Ltd, a infrastructure semiconductor solutions company, since May 2018, where she is a member of the audit committee; and SnapRoute, Inc., a privately-held developer of open source network stacks for enterprises, since May 2018. Ms. Mayer previously served on the boards of directors of DataStax, Inc., a privately-held database software provider for cloud applications, from May 2018 to April 2019; Pulse Secure, LLC, a privately-held provider of access and mobile security solutions to both enterprises and service providers, from January 2018 to November 2018; Sempra Energy from February 2017 to October 2018; Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016; and Ixia from September 2014 to December 2017.

Ms. Mayer earned an M.B.A. degree from CSU-Monterey Bay and a B.S. degree in political science from Santa Clara University.

Ms. Varon is the former Chief Financial Officer of Xerox Corporation, a document solutions company, a position she held from November 2015 until December 2016. In January 2017 until March 2017 when she retired from the company, she was a Special Advisor to the then new Xerox Chief Executive Officer. Her previous leadership roles during her tenure at Xerox include: Vice President, Investor Relations from March 2015 until October 2015; Vice President, Finance and Corporate Controller from July 2006 until February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers; Vice President, North America Finance and Operational Support from October 2004 until June 2006; Vice President, Investor Relations and Corporate Secretary from 1997 until September 2004; and Director of Corporate Audit from 1993 until 1997.

Ms. Varon has served as a member of the boards of directors of: Dentsply Sirona, Inc., a manufacturer and distributor of dental product solutions, since January 2018, where she chairs the audit and finance committee; and Hamilton Lane, a private markets investment company, since May 2017, where she is the Chair of the audit committee. She previously served on the board of directors of Xerox International Partners, a joint venture of Xerox and Fuji Xerox, from July 2006 until March 2017.

Ms. Varon earned an M.B.A. degree from Virginia Tech, and a B.S. degree in Psychology from Binghamton University.

There are no arrangements or understandings between either of Mss. Mayer or Varon and any other persons pursuant to which Mss. Mayer or Varon, respectively, were named directors of the Company. Neither Ms. Mayer nor Ms. Varon has any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Neither Ms. Mayer nor Ms. Varon has a direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mss. Mayer and Varon will receive compensation for their service as a director consistent with the Company’s current policies for compensation of non-employee directors.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with each of Mss. Mayer and Varon, which will require the Company to indemnify each of them against certain liabilities that may arise as result of their status or service as a director. The description of the indemnification agreement with Mss. Mayer and Varon is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Quarterly Report on Form 10-Q dated April 24, 2017 as Exhibit 10.1.

Mss. Mayer’s and Varon’s appointment, effective as of May 9, 2019, increased the size of the board to eleven members.

Item 5.03	Amendments to Articles of Incorproation or Bylaws; Change in Fiscal Year.
On May 8, 2019, the Board of Directors of the Company also amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to clarify that the forum selection provision covering claims arising pursuant to a provision of the General Corporation Law of the state of Delaware (“DGCL”), includes claims arising under the Certificate of Incorporation or the Bylaws (including, without limitation, any action to interpret, apply, enforce or determine the validity of any provision of the Certificate of Incorporation or the Bylaws) or as to which the DGCL confers jurisdiction on the Court of Chancery. The foregoing description is qualified in its entirety by the amended and restated Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
3.2     Amended and Restated Bylaws of Lam Research Corporation dated May 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 13, 2019	LAM RESEARCH CORPORATION
(Registrant)
/s/ Sarah A. O'Dowd
Sarah A. O'Dowd
Senior Vice President, Chief Legal Officer and Secretary